EXHIBIT 10.2

                              PATENT AND TRADEMARK

                   ASSIGNMENT AND LICENSE ASSUMPTION AGREEMENT

                  THIS PATENT AND TRADEMARK ASSIGNMENT AND LICENSE ASSUMPTION AGREEMENT (the "Agreement") made and entered into as of the 26th day of April, 2006, by and between LIFESTREAM TECHNOLOGIES, INC., a Nevada corporation, having an office at 570 South Clearwater Loop, Building 1000, Suite D, Post Falls, Idaho 83854 ("Lifestream"), and RAB SPECIAL SITUATIONS (MASTER) FUND LIMITED, a Cayman Islands company, having its registered office at P.O. Box 908 GT, Walker House, Mary Street, George Town, Grand Cayman, Cayman Islands ("RAB").

                              W I T N E S S E T H:

         WHEREAS, Lifestream is indebted to RAB pursuant to that certain Loan and Security Agreement dated as of November 12, 2004 (the "Loan Agreement") by and among Lifestream and certain of its affiliates, as Borrowers, and RAB, as Lender, and the other Loan Documents (as such term is defined in the Loan Agreement). As of the date hereof, the aggregate indebtedness under the Loan Agreement constitutes $2,869,740 in principal; and

         WHEREAS, Lifestream is further indebted to RAB pursuant to that certain Amended and Restated Convertible Term Note dated May 12, 2003 in the original principal amount of $2,400,000, that certain Amended and Restated Convertible Term Note dated May 12, 2003 in the original principal amount of $500,000, that certain Amended and Restated Convertible Term Note dated May 12, 2003 in the original principal amount of $500,000, and that certain Convertible Term Note dated November 12, 2004 in the original principal amount of $500,000 (collectively, the "Convertible Notes"). As of the close of business on April 28, 2006 the aggregate indebtedness under the Convertible Notes constitutes $3,480,000 in principal and $0 in accrued interest (all such accrued interest through such date having been converted into shares by RAB pursuant to the terms of the Convertible Notes); and

         WHEREAS, Lifestream is the owner of all right, title, and interest in certain patent applications more particularly described on Schedule A hereto (the "Patents"); and

         WHEREAS, Lifestream is a party to a certain Patent License Agreement dated October 1, 2005 with LifeNexus, Inc. a Nevada corporation ("LifeNexus"), (which was filed as exhibit 10.37 to Form 8-K filed on October 14, 2005 and is hereby incorporated by reference), pursuant to which Lifestream has licensed certain rights in the Patents to LifeNexus; and

         WHEREAS, Lifestream is the owner of all right, title, and interest in certain trademarks more particularly described on Schedule B hereto (the "Trademarks"); and

         WHEREAS, Lifestream is a party to a certain Trademark License Agreement dated October 1, 2005 with LifeNexus, (which was filed as exhibit 10.38 to Form 8-K filed on October 14, 2005 and is hereby incorporated by reference), pursuant to which Lifestream has licensed certain rights in the Trademarks to LifeNexus; and

         WHEREAS, Lifestream desires to sell, assign and transfer to RAB, Lifestream's entire right, title and interest in and to the Patents and the Patent License Agreement, subject to the provisions of the Patent License Agreement; and

         WHEREAS, Lifestream desires to sell, assign and transfer to RAB, Lifestream's entire right, title and interest in and to the Trademarks and the Trademark License Agreement, subject to the provisions of the Trademark License Agreement; and

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         WHEREAS, RAB desires to accept Lifestream's assignment of Lifestream's entire right, title and interest in and to the Patents, and to assume Lifestream's obligations under the Patent License Agreement, upon the terms and conditions hereinafter set forth; and

         WHEREAS, RAB desires to accept Lifestream's assignment of Lifestream's entire right, title and interest in and to the Trademarks, and to assume Lifestream's obligations under the Trademark License Agreement, upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration for the promises and covenants herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

         1. Assignment of Patent Rights. Lifestream hereby sells, assigns and conveys to RAB, all of Lifestream's right, title and interest in and to the Patents.

         2. Assignment of Rights under Patent License Agreement. Lifestream hereby sells, assigns and conveys to RAB, all of Lifestream's right, title and interest in and to the Patent License Agreement.

         3. Assumption of Obligations under Patent License Agreement. RAB hereby assumes all of Lifestream's obligations under the Patent License Agreement and, from and after the Effective Date (as hereinafter defined) agrees to perform all of Lifestream's obligations under the Patent License Agreement as fully and if RAB was identified as the licensor thereunder.

         4. Assignment of Trademark Rights. Lifestream hereby sells, assigns and conveys to RAB, all of Lifestream's right, title and interest in and to the Trademarks.

         5. Assignment of Rights under Trademark License Agreement. Lifestream hereby sells, assigns and conveys to RAB, all of Lifestream's right, title and interest in and to the Patent License Agreement.

         6. Assumption of Obligations under Trademark License Agreement. RAB hereby assumes all of Lifestream's obligations under the Trademark License Agreement and, from and after the Effective Date, agrees to perform all of Lifestream's obligations under the Trademark License Agreement as fully and to the same extent as if RAB was identified as the licensor thereunder.

         7. Assignment of Related Items. In addition to the Patents described in
Section 1 and the Trademarks described in Section 4, Lifestream hereby sells, assigns and conveys to RAB all records, books or other indicia of the foregoing to the extent related to the Patents and Trademarks, including, without limitation: (a)(i) all related software, and all source code, components, documentation, research and development files, manuals, descriptions and other intangible rights relating thereto; (ii) the website(s) and related domain names, and all rights in the trade names, information and materials contained in such website(s), as well as all names and addresses of registered users of the website(s) and together with any website development, content development, product development, costs, and all procedures, research and development files, data and other records; (iii) any copyrights and copyright applications; and
(iv) design protocols, blue prints, affiliated software, manufacturing protocols circuit designs and all other related know how (collectively, the "Related IP");
(b) all related equipment and tangible personal property owned or leased by Lifestream including, without limitation, equipment and smart card printers, and other related smart card hardware, computers, and servers (collectively, the "Equipment"); and (c) all related brochures, literature, advertising, catalogues, photographs, display materials, media materials, art work, promotional work product, packaging materials and other similar items which have been produced by or for Lifestream (collectively, the "Promotional Material").

         8. Consideration. As consideration hereunder for the assignments by Lifestream as set forth above, Lifestream's indebtedness to RAB shall be reduced by $4,500,000, as follows: (a) the Convertible Notes shall be cancelled effective as of the close of business on April 28, 2006; and (b) effective as of the close of business on April 28, 2006 or such other date mutually agreed upon by the parties in writing, the indebtedness pursuant to the Loan Agreement shall be reduced by $1,020,000.

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         9. Further Assurances. Lifestream hereby agrees to execute and deliver to RAB such other and further documents and instruments as may be necessary in order to convey to RAB all of Lifestream's right, title and interest in and to the Patents, Trademarks, Related IP, Equipment, and Promotional Material as contemplated by this Agreement.

         10. Continued Prosecution. RAB shall have the right, but not the obligation, to continue prosecution of the Patents, as well as further U.S. or foreign patent applications based on the Patents. Lifestream shall cooperate with RAB in the prosecution to the extent deemed reasonably necessary by RAB, such as by signing all necessary documents, at RAB's expense. This section shall be in full effect with respect to RAB's successors and assigns, as RAB intends to assign the Patents to LifeNexus contemporaneously herewith.

         11. Effect of Assignment and Assumption. From and after the date hereof, RAB shall perform all of the obligations of Lifestream, as licensor, under the Patent License Agreement and Trademark License Agreement, and RAB hereby indemnifies Lifestream for all of losses and damages that Lifestream may suffer, including reasonable attorneys fees and expenses, by reason of RAB's failure to perform such obligations from and after the date hereof. Lifestream hereby indemnifies RAB for all losses and damages that RAB may suffer, including reasonable attorneys fees and expenses, by reason of (i) Lifestream's failure to perform its obligations under the Patent License Agreement and/or the Trademark License Agreement, prior to the date hereof, or (ii) Lifestream's breach of any material representation or warranty under this Agreement, including without limitation, the representations and warranties set forth in Section 13(e), (f),
(g), (h) and (i) of this Agreement.

         12. Effective Date. This Agreement shall not become effective unless and until LifeNexus consents to the terms and conditions of this Agreement and has delivered its written consent to Lifestream in the form shown as exhibit
10.3 to this Form 10-QSB for the period ending March 31, 2006 (the date on which the foregoing event occurs, the "Effective Date").

         13. Representations and Warranties of Lifestream. Lifestream hereby represents and warrants to RAB that:

                  (a) Lifestream is a corporation validly existing and in good standing under the laws of the State of Nevada;

                  (b) Lifestream has approved this Agreement and the transactions contemplated hereby to the extent required by applicable law;

                  (c) no action or consent of any person is required in order for Lifestream to consummate the transactions contemplated by this Agreement, other than the actions and consents of the respective persons contemplated by
Section 12 hereof;

                  (d) this Agreement contains the valid and binding obligations of Lifestream and is enforceable in accordance with the terms and conditions hereof;

                  (e) Lifestream is the sole and exclusive owner of Patents and the Trademarks, free and clear of all liens, charges and encumbrances, subject to (i) security interests currently granted in favor of RAB and (ii) the terms and conditions of the Patent License Agreement and the Trademark License Agreement; and (iii) no other person or entity has or will have any claim of ownership with respect to the Patents and/or the Trademarks;

                  (f) the Patent License Agreement and the Trademark License Agreement are in full force and effect and neither party thereto is in material breach of any of its obligations thereunder;

                  (g) to the best of its knowledge, the Patents are patentable, and, if issued, would not currently be infringed by any third party;

                  (h) the making, having made, using, or selling of products covered by the Patents, or by inventions disclosed in the Patents, will not infringe any patent or any other rights of any third party; and

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                  (i) use of the Trademark does not infringe any rights of any third party.

         14. Representations and Warranties of RAB. RAB hereby represents and warrants to Lifestream that:

                  (a) RAB is a company validly existing and in good standing under the laws of the Cayman Islands;

                  (b) RAB has approved this Agreement and the transactions contemplated hereby to the extent required by applicable law;

                  (c) no consent of any person is required in order for RAB to consummate the transactions contemplated by this Agreement; and

                  (d) this Agreement contains the valid and binding obligations of RAB and is enforceable against RAB in accordance with the terms and conditions hereof.

         15. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereby irrevocably waives any right it may have, and agrees not to request, a jury trial for the adjudication of any dispute hereunder or in connection herewith or arising out of this Agreement or any transaction contemplated hereby.

         16. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

         17. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

         18. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

         19. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between RAB, Lifestream, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Lifestream nor RAB makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement, any Schedule or Exhibit, may be amended other than by an instrument in writing signed by Lifestream and RAB. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

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         20. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) three (3) business days after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to Lifestream:                                            With a copy to:

     Lifestream Technologies, Inc.                                 Schneider Weinberger & Beilly LLP
     570 South Clearwater Loop, Building 1000, Suite D             2200 Corporate Blvd., NW, Suite 210
     Post Falls, Idaho 83854                                       Boca Raton, FL 33432
     Telephone:     (208) 457-9409                                 Telephone:  (561) 362-9595
     Facsimile:  (208) 457-9509                                    Facsimile:  (561) 362-9595
     E-Mail:  mattc@lifestreamtech.com                             E-Mail:  steve@swblaw.net
     Attention:  Matthew Colbert                                   Attention:  Steven I. Weinberger, Esq.

If to RAB:                                                   With a copy to:

     RAB Special Situations (Master) Fund Limited                  Winston & Strawn LLP
     c/o RAB Capital plc                                           35 West Wacker Drive
     1 Adam Street                                                 Chicago, Illinois 60601-9703
     London                                                        Telephone:  (312) 558-6212
     WC2N 6LE                                                      Facsimile:  (312) 558-5700
     United Kingdom                                                E-Mail:  mbuckingham@winston.com
     Telephone:  44 (0)20 7389 7000                                Attention:  Milton K. Buckingham, Esq.
     Facsimile:  44 (0)20 7389 7050
     E-Mail:  jj@rabcap.com
     Attention:   Joseph Jayaraj

Any party may modify its notice information by written notice given to each other party no less than five days prior to the effectiveness of such change. Written confirmation of receipt: (A) given by the recipient of such notice, consent, waiver or other communications; (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission; or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i),
(ii) or (iii) above, respectively.

         21. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

         22. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

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         IN WITNESS WHEREOF, Lifestream and RAB have executed this Agreement as of the date and year first above written.


                                LIFESTREAM TECHNOLOGIES, INC.


                                By:      ___________________________
                                         Name:______________________
                                         Title:_______________________


                                RAB SPECIAL SITUATIONS (MASTER) FUND LIMITED


                                By:      ____________________________
                                         Name:    ______________________
                                         Title:   ______________________

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SCHEDULE A

PATENTS

1. U.S. Patent Application Serial No. 09/892,184.

2. U.S. Patent Application Serial No. 10/649,294.

SCHEDULE B

TRADEMARKS

1. U.S. Trademark Registration No. 2,764,796 (Personal Health Card).

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